                                  Exhibit 21.01
                                 THE 3DO COMPANY
                           SUBSIDIARIES OF THE REGISTRANT

       Subsidiary                                          Jurisdiction of Incorporation
    The 3DO Company                                          California
    Studio 3DO K.K.                                          Japan
    3DO Europe, Ltd.                                         United Kingdom


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